Press Release

Spirit MTA REIT Accelerates Strategic Plan
- Board of Trustees to Explore Strategic Alternatives to Maximize Shareholder Value -
- Spirit MTA Comments on Bankruptcy of Specialty Retail Shops Holding Corp. et al. (“Shopko Stores”) -
DALLAS, Texas, January 16, 2019 -- Spirit MTA REIT (NYSE: SMTA) (“SMTA” or the “Company”) announced today that the Board of Trustees has elected to accelerate the Company’s previously announced strategic plan and has engaged advisors to explore strategic alternatives focused on maximizing shareholder value.  Strategic alternatives to be considered may include a sale of the Company or the Master Trust 2014, a merger or other potential alternatives.
As of September 30, 2018, SMTA’s portfolio of assets consisted of 784 properties held through the Master Trust 2014, including 5 assets leased to ShopKo Stores. In addition, SMTA had 100 properties held outside the Master Trust 2014, 85 of which were leased to ShopKo Stores and which are encumbered by the previously announced non-recourse mortgage loan. As of January 14, 2019, the Company had approximately $102 million of unrestricted cash and $16 million of restricted cash, providing the Company with sufficient liquidity as it considers strategic alternatives. In addition, the Company maintains a variable funding note in the Master Trust 2014 that is currently undrawn with a maximum capacity of $50 million (subject to collateral value availability) and with current available capacity in excess of $40 million. Ricardo Rodriguez, SMTA’s Chief Executive Officer, Chief Financial Officer and Treasurer stated, “Taking into account our recently announced dividends, we have returned a total of $1.66 per share to our shareholders since our inception less than eight months ago. Through the acceleration of our strategic plan, we will explore all available options to maximize shareholder value. Our Board of Trustees also intends to continue paying dividends equal to 100% of CAD.”
There can be no assurance that the exploration of strategic alternatives will result in any transaction or other alternative.  The Company has not set a timetable for completion of the process, and it does not intend to comment further regarding the process unless a specific transaction or other alternative is approved by the Board of Trustees, the process is concluded or it is otherwise determined that further disclosure is appropriate or required by law.
SMTA has continued to monitor its ShopKo Stores related assets, including in connection with the filing by ShopKo Stores and its affiliates of petitions for relief under Chapter 11 of the Bankruptcy Code on January 16, 2019. As previously announced, last year SMTA completed a $165 million non-recourse mortgage loan with a third party lender secured by SMTA’s ShopKo Stores assets held outside of the Master Trust 2014, of which $141.9 million was received by SMTA net of expenses and reserves. SMTA and its advisors are working with the lender under the non-recourse mortgage loan, including potentially to satisfy the loan by relinquishing to the lender the ShopKo Stores securing the loan. As of September 30, 2018, SMTA received $43.2 million in annualized contractual rent from ShopKo Stores, which represented 18.3% of SMTA’s total annualized contractual rent at the time. As a consequence of the filing by ShopKo Stores, SMTA does not expect to receive any additional cash flow going forward from any of the assets leased to ShopKo Stores, nor bear further meaningful expenses related to those assets.
SMTA also holds a secured loan previously made to ShopKo Stores in the amount of approximately $34.4 million. This secured loan has been accelerated due to the filing by ShopKo Stores. While the outcome of the ShopKo Stores Chapter 11 cases are uncertain and there can be no assurances that there will be a recovery in whole or in part with respect to the $34.4 million loan, SMTA intends to exercise and pursue all of its rights and remedies.

For more information, please refer to the risk factors related to ShopKo Stores in the Company’s recent filings with the Securities and Exchange Commission.
Recorded statements from SMTA’s Chief Executive Officer, Chief Financial Officer and Treasurer Ricardo Rodriguez have been posted to the Company’s website. This recording can also be accessed via phone by dialing (844) 512-2921 (Domestic) / (412) 317-6671 (International) and using access code 1132853.

About Spirit MTA REIT
Spirit MTA REIT (NYSE: SMTA) is a net-lease REIT headquartered in Dallas, Texas. SMTA owns one of the largest, most diversified and seasoned commercial real estate backed master funding vehicles. Our strategy relies on the disposition of non-core properties, disciplined acquisitions, and proactive portfolio management. SMTA is managed by Spirit Realty Capital, L.P., a wholly-owned subsidiary of Spirit (NYSE: SRC), one of the largest publicly traded triple net-lease REITs.
As of September 30, 2018, our diversified portfolio was comprised of 884 properties, including properties securing mortgage loans made by the Company. Our properties, with an aggregate gross leasable area of approximately 20.0 million square feet, are leased to approximately 205 tenants across 45 states and 23 industries. More information about Spirit MTA REIT can be found on the investor relations page of the Company's website at www.spiritmastertrust.com.

Investor Contact:
Spirit MTA REIT
(972) 476-1409
smtainvestorrelations@spiritrealty.com

FORWARD-LOOKING AND CAUTIONARY STATEMENTS
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as "expect," "plan," "will," "estimate," "project," "intend," "believe," "guidance," “approximately,” “anticipate,” “may,” “should,” “seek” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. These forward-looking statements are subject to known and unknown risks and uncertainties that you should not rely on as predictions of future events. Forward-looking statements depend on assumptions, data and/or methods which may be incorrect or imprecise and we may not be able to realize them. The following risks and uncertainties, among others, could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to: industry and economic conditions; SMTA’s ability to realize its asset disposition plan by selling down assets leased to Shopko; SMTA’s significant leverage which may expose it to the risk of default under its debt obligations; risks associated with using debt to fund SMTA’s business activities (including its ability to use Master Trust 2014, an asset-backed securitization trust, as its main financing vehicle, changes in interest rates and conditions of the debt capital markets, generally); SMTA’s dependence on its external manager, Spirit Realty, L.P., to conduct its business and achieve its investment objectives; SMTA’s continued ability to source new investments; unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities; general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of SMTA’s properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from SMTA’s expectations, dependence on tenants’ financial condition and operating performance, competition from other developers, owners and operators of real estate tenant defaults, potential liability relating to environmental matters, potential illiquidity of real estate investments, condemnations, and potential damage from natural disasters); the financial performance of SMTA’s tenants and the demand for traditional retail and restaurant space particularly with respect to challenges being experienced by general merchandise retailers; SMTA’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; SMTA’s or its manager’s ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; SMTA’s ability to diversify its tenant base; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect SMTA or its major tenants; volatility and uncertainty in the financial markets, including potential fluctuations in the consumer price index; risks associated with its failure or unwillingness to maintain SMTA’s status as a REIT under the Internal Revenue Code of 1986, as amended, and other additional risks discussed in its most recent filings with the SEC, including its registration statement on Form 10, as amended and subsequent Quarterly Reports on Form 10-Q. SMTA expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.